                                                                     Exhibit 5.1



                                 August 29, 2000







Huntsman Packaging Corporation
500 Huntsman Way
Salt Lake City, Utah  84108


Ladies and Gentlemen:

                  We have acted as counsel to Huntsman Packaging Corporation, a Utah corporation (the "Company"), and Edison Plastics International, Inc., Huntsman Bulk Packaging Corporation, Huntsman Container Corporation International, Huntsman Edison Films Corporation, Huntsman Film Products of Mexico, Inc., Huntsman KCL Corporation, Huntsman Packaging of Georgia, Inc. and Huntsman Packaging of Canada, LLC (collectively, the "Note Guarantors") in connection with the issuance and delivery of (i) the Exchange Notes (as defined below) by the Company and (ii) the Guarantees (as defined below) by the Note Guarantors.

                  In connection with the preparation of this opinion letter and as the basis for the opinions set forth below (the "Opinions"), we have made such investigations of the laws of the State of Utah, the DGCL (as defined below) and the laws of the United States of America as we have deemed relevant and necessary, and we have examined such documents and records as we have deemed relevant and necessary, including the following:

                  (a) a photocopy of the form of the 13% Senior Subordinated Note due 2010 to be issued by the Company pursuant to the Registration Rights Agreement and attached as Exhibit B to the Indenture (the "Exchange Notes");

                  (b) a photocopy of the form of Guarantee to be issued by each of the Note Guarantors and attached as Exhibit E to the Indenture (collectively, the "Guarantees"); and

                  (c) a photocopy of the articles of incorporation, the certificate of incorporation, the articles of organization, the bylaws and/or the operating agreement of each of

Huntsman Packaging Corporation
August 29, 2000
Page 2

the Companies (as defined below), certified to our satisfaction (collectively, the "Charter Documents").

                  For purposes of this opinion letter, the following terms and phrases have the following meanings:

                  (i) "Companies" means and is limited to the Company and all of the Note Guarantors except Huntsman Packaging of Georgia, Inc.

                  (ii) "DGCL" means and is limited to the present published General Corporation Law of the State of Delaware.

                  (iii) "internal laws of the State of Utah" means and is limited to the laws of the State of Utah, excluding any provisions of Utah law that might require the application of the law of any state or jurisdiction other than the State of Utah.

                  (iii) "laws of the State of Utah" or "Utah law" means and is limited to the present published statutes of the State of Utah, the administrative rules and regulations of agencies of the State of Utah as contained in the present published Utah Administrative Code, and the present published decisions of the Utah Court of Appeals and the Utah Supreme Court.

                  (iv) "laws of the United States of America" or "federal law" means and is limited to the present published statutes of the United States of America, the rules and regulations as contained in the present published Code of Federal Regulations and the present published decisions of the courts of the United States of America.

                  (v) "Registration Statement" means and is limited to the Registration Statement on Form S-4 filed by the Company and the Note Guarantors (File No. 333-42008), as amended.

                  Based upon the examination described above, subject to the assumptions, qualifications, limitations and exceptions set forth in this opinion letter and under current interpretations of the laws of the State of Utah, the DGCL and the laws of the United States of America, we are of the opinion that:


                  1. Each of the Companies has the corporate or limited liability company power and the corporate or limited liability company authority to issue, execute and deliver each of the Exchange Notes or the Guarantee to which it is a party and to perform its obligations under

Huntsman Packaging Corporation
August 29, 2000
Page 3

such Exchange Notes or Guarantee, as the case may be, and the issuance, execution and delivery of each such Exchange Note or Guarantee and the performance by each of the Companies of its obligations as specified in such Exchange Note or Guarantee have been duly authorized by all requisite corporate or limited liability company action on the part of each of the Companies.

                  2. The execution and delivery by each of the Companies of the Exchange Notes or the Guarantee to be executed by it and the performance by each of the Companies of its obligations under such Exchange Notes or Guarantee, as the case may be, will not (a) result in a violation of Utah law or the DGCL, or
(b) conflict with, result in a breach or violation of, or constitute a default or event of default under the Charter Documents.

                  The Opinions are predicated upon and are limited by the matters set forth in the Opinions and are further subject to the qualifications, exceptions, assumptions and limitations set forth below:

                  A. We are licensed to practice law in the State of Utah, and, while we are not licensed to practice law in the State of Delaware, we are generally familiar with the DGCL. As a result, the Opinions are subject to the following:

                           (i) The Opinions are limited to the laws of the State
                  of Utah, the DGCL and the laws of the United States of America. We express no opinion as to local laws or the laws of any other state or country.

                           (ii) Other than the DGCL and the laws of the United
                  States of America, to the extent that any Opinions relate to matters that may be governed by the laws of any jurisdiction other than the State of Utah, we have assumed, with your understanding and authorization, that the internal laws of the State of Utah would apply for purposes of such Opinions.

                           (iii) Our duties and responsibilities with respect to
                  this opinion letter shall at all times and in all respects be governed by and construed solely in accordance with the internal laws of the State of Utah.

                  B. For purposes of this opinion letter we have assumed that each of the Companies has complied with (i) the provisions of the securities laws, "blue sky" laws, securities regulations, and/or securities rules of the State of Utah and the United States of America (collectively, the "Securities Laws"), and we expressly except from this opinion letter any

Huntsman Packaging Corporation
August 29, 2000
Page 4

opinion or confirmation concerning the need for or compliance by any party, and in particular by the Companies, with the Securities Laws.

                  C. The Opinions that relate to specific agreements or documents relate to the specified agreements or documents, and do not extend to documents, agreements or instruments referred to in such agreements or documents (even if incorporated therein by reference), or to any exhibits, annexes or schedules that are not expressly identified in this opinion letter as having been examined by us.

                  D. In rendering the Opinions, we have assumed (i) the genuineness of all signatures, (ii) the capacity and the authority of all individuals executing documents (other than officers of the Companies), (iii) the conformity to the original documents of all photocopies or facsimile copies submitted to us, whether certified or not, and (iv) the authenticity of all documents submitted to us as originals.

                  E. As to factual matters which are material to the Opinions, we have relied upon (i) statements or assurances made to us by governmental authorities or by representatives of one or more of the Companies, (ii) the factual circumstances of the transactions contemplated by the Exchange Notes and the Guarantees, and (iii) the factual statements with respect to one or more of the Companies contained in the Registration Statement. The Opinions assume the accuracy and completeness of such factual matters. Except as expressly set forth in this opinion letter, we have not investigated or verified such factual matters and do not opine as to or confirm the accuracy or completeness of such matters of fact. Nevertheless, nothing has come to our attention that causes us to believe that our reliance upon such factual matters was not reasonable under the circumstances.

                  F. The Opinions are limited to those expressly stated and no other opinions should be implied.

                  I. The Opinions are as of the date of this opinion letter and we assume no obligation to update or supplement the Opinions to reflect any facts or circumstances that may later come to our attention or any change in the law that may occur after the date of this opinion letter.

Huntsman Packaging Corporation
August 29, 2000
Page 5

                  This opinion letter may only be relied upon by the Company in connection with the issuance and delivery of the Exchange Notes and the Guarantees. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement and in the related prospectuses. In giving these consents, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                            Very truly yours,

                                            STOEL RIVES LLP